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                                                                    EXHIBIT 23.3

                                [ANDERSEN LOGO]


CONSENT TO USE OF REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation by reference in this Form S-8 Registration Statement, of our report on the consolidated financial statements of Sunrise Television Corp. and subsidiaries dated February 19, 2002 (except with respect to the matters discussed in Note 24, as to which the date is March 29, 2002), included in the LIN TV Corp. Form S-1 (No. 333-83068) dated May 2, 2002, and to all references to our firm included in this Registration Statement.


                                                         /s/ ARTHUR ANDERSEN LLP


Tampa, Florida
  May 8, 2002